Exhibit 23

                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-29616, No. 33-61592, No. 333-44595, No. 333-44605 and No. 33-63021 of
Merisel, Inc. on Form S-8 of our report dated February 23, 1999, appearing in this Annual Report on Form 10-K of Merisel, Inc. for the year ended December 31, 1998.

Deloitte & Touche, LLP



Los Angeles, California
March 30, 1999